UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	333-129321	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Milwaukee Street, Suite 301 Denver, CO 80206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (303) 320-7708

        Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On December 5, 2008, Gold Resource Corporation (the “Company”) entered into a subscription agreement to sell shares of its common stock (“Subscription Agreement”) and a strategic alliance agreement (“Strategic Alliance Agreement”) with Hochschild Mining Holdings Limited, a private limited company organized under the laws of England and Wales and an affiliate of publicly-traded Hochschild Mining plc (“Hochschild”). Under the terms of the Subscription Agreement, the Company sold Hochschild 1,670,000 shares of its common stock for $3.00 per share for total proceeds of $5,010,000. The sale of common stock was made in a transaction that was not registered under the Securities Act of 1933, as amended, (the “Securities Act”). See Item 3.02 below for additional information about the sale of these securities.

        The terms of the Strategic Alliance Agreement contain a number of covenants between the parties. First, the Company granted Hochschild an option, exercisable for a period of eighty (80) days from the closing of the Subscription Agreement (the “Option”), to acquire all, but not less than all, of an additional 4,330,000 shares of its common stock for a price of $3.00 per share, or a total of $12,990,000. If the Option is exercised, the Company has agreed to use the proceeds thereof, together with proceeds received under the Subscription Agreement, as follows: (i) $5,000,000 to fund exploration activities, including drilling, assaying and staking new claims on the El Aguila project; (ii) $10,000,000 to fund the development and construction of the mine and plant for the El Aguila project; and (iii) $3,000,000 for working capital and other investments in the El Aguila project.

        The Strategic Alliance Agreement also allows Hochschild to acquire additional common stock of the Company other than by direct acquisition from the Company. Hochschild may make market purchases of the Company’s common stock, defined as purchases in the over-the-counter market or on any stock exchange on which the stock is then quoted or listed. Hochschild may also make private purchases of the Company’s common stock other than in the over-the-counter market or on any stock exchange; provided, however, that for a period of two (2) years following closing of the Subscription Agreement, Hochschild may not own more than forty percent (40%) of the Company’s outstanding common stock on an undiluted basis following any market purchase or private purchase. After a period of two years, Hochschild is not limited in the amount of stock it can purchase.

        If Hochschild exercises the Option, the Strategic Alliance Agreement also provides Hochschild a first right of refusal to participate in any future equity financing (a “Future Financing”) solicited by the Company at any time prior to commencement of commercial production, as hereinafter defined. The purchase price for each share in any such Future Financing shall be equal to eighty percent (80%) of the average closing price of the Company’s common stock during the thirty (30) calendar days preceding the date on which Hochschild elects to participate in such Future Financing. For purposes of determining the duration of Hochschild’s first right of refusal, commencement of commercial production is defined as the production and delivery to the point of sale (the refiner) by the Company of not less than four thousand (4,000) ounces of gold within a forty-five (45) day period.

        If at any time following closing of the Subscription Agreement, the Company proposes to sell equity securities in certain transactions, the Strategic Alliance Agreement also provides Hochschild with preemptive rights to participate in such financing (“Preemptive Rights”). Such Preemptive Rights allow Hochschild to purchase an amount of additional common stock equal at any time to its prorata interest in the Company, as defined in the Strategic Alliance Agreement. Hochschild’s Premptive Rights apply to any future equity financings conducted by the Company other than (i) under any stock option plan; (ii) pursuant to the exercise of options under any stock option plan; (iii) upon the exercise, exchange or conversion of any convertible securities; or (iv) for property other than money. Hochschild’s Preemptive Rights expire if it does not exercise the Option and complete the purchase of common stock thereunder.

        The Strategic Alliance Agreement may also provide Hochschild with representation on the Company’s Board of Directors. If Hochschild exercises the Option, it shall be entitled to nominate one (1) individual to the Company’s Board of Directors. Thereafter, so long as Hochschild owns at least 14.5% of the Company’s outstanding common stock, the Company’s Board of Directors shall nominate the Hochschild nominee to the slate of directors at each annual meeting following designation of such nominee. If Hochschild thereafter acquires additional shares of the Company’s common stock, such that its ownership interest equals forty percent (40%) or more, Hochschild shall be entitled to appoint an additional individual to the Company’s Board of Directors.

        Additional provisions of the Strategic Alliance Agreement include the following:

•	If Hochschild exercises the Option, it shall have a first right of refusal to participate in any joint venture proposed by the Company and involving any properties currently owned or thereafter acquired (a “Right of First Refusal”);

•	If Hochschild exercises the Option and for a period of two (2) years thereafter, Hochschild has agreed to a “standstill,” whereby it has agreed that it will not without the prior written consent of the Company assist or encourage other entities to acquire specified interests in the Company or take other actions that could result in the acquisition of those interests in the Company, subject to certain conditions;

•	If the Company breaches any representation, warranty or covenant contained in the Strategic Alliance Agreement, Hochschild is entitled to demand registration rights, pursuant to which the Company has agreed to file a registration statement with the United States Securities and Exchange Commission to register all of the shares held by Hochschild, including those shares sold pursuant to the Subscription Agreement and exercise of the Option;

•	The Company has agreed that until expiration of the Option, it shall not initiate, solicit, promote or encourage inquiries or the submission of proposals with respect to any offer or action that would be reasonably be expected to delay, prevent or frustrate the exercise of the Option or any other transaction contemplated in the Strategic Alliance Agreement; and

•	If Hochschild shall hold an ownership interest in the Company of less than 14.5% or if it acquires at least 14.5% and subsequently sells or otherwise disposes of 20% or more of its then-existing ownership interest, the rights of Hochschild to a Future Financing, Preemptive Rights, board representation and the Right of First Refusal would be forfeited.

        A copy of the Strategic Alliance Agreement is attached to this report as an Exhibit 10.1.

Item 3.02    Unregistered Sales of Equity Securities

        As stated above, on December 5, 2008, the Company entered into a Subscription Agreement to sell 1,670,000 shares of the Company’s common stock to Hochschild in a transaction that was not registered under the Securities Act. Each share of common stock was sold for a price of $3.00, for aggregate gross proceeds to the Company of $5,010,000. No underwriter or placement agent was involved in the sale of common stock to Hochschild.

        The sale of common stock in the private placement was made outside the United States in reliance on the provisions of Regulation S of the Securities Act. In connection with the sale:

(i) The offer was not made to a person in the United States and at the time the buy order was originated, the Company believed that the buyer was outside the United States;

(ii) No directed selling efforts were made in the United States; and

(iii) (a) Offering restrictions were implemented; and

    (b)        (1) The offer and sale of the securities were not made to a U.S. person or for the account or benefit of a U.S. person; (2) the purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of a U.S. person or was a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act; (3) the purchaser of the securities agreed to resell such securities only in accordance with the provision of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and further agreed not to engage in hedging transactions with regard to said securities unless in compliance with the Securities Act; (4) the Company caused a legend to be placed on the certificates representing the shares noting the restrictions on transfer in accordance with Regulation S; and (5) the Company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant through an available exemption.

        The Company agreed to use the proceeds from the Subscription Agreement to continue construction of its mineral processing facilities, for additional exploration at its El Aguila project in Oaxaca, Mexico and for working capital needs. A copy of the Subscription Agreement is attached to this report as Exhibit 10.2.

        The description of the Subscription Agreement and Strategic Alliance Agreement contained in this report is only a summary. Please refer to the entirety of such agreements filed as exhibits to this report.

Item 7.01   Regulation FD Disclosure.

        On December 11, 2008, William W. Reid, President and Chief Executive Officer of the Company, participated in a public conference call to update investors on recent developments relating to the Company and the mining industry. An archive of the call will be available on the Company’s website at http://www.goldresourcecorp.com within 3-5 days after the call.

        The information furnished under Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, unless the Company specifically incorporates the foregoing information into those documents by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Strategic Alliance Agreement between the Company and Hochschild, dated December 5, 2008

10.2	Subscription Agreement between the Company and Hochschild, dated December 5, 2008

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995.

        The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others set forth in the Company’s reports filed with the SEC, the results of its continuing exploration program, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION
Date: December 11, 2008	By: /s/ William W. Reid
Name: William W. Reid Title: President

Exhibit Index

        The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

10.1	Strategic Alliance Agreement between the Company and Hochschild, dated December 5, 2008

10.2	Subscription Agreement between the Company and Hochschild, dated December 5, 2008